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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             FISHER COMPANIES INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:



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                                                                  April 19, 1999


TO THE SHAREHOLDERS OF FISHER COMPANIES INC.:

     In my letter to you of March 29, 1999, inviting you to attend the Annual Meeting of Shareholders of Fisher Companies Inc. (the "Company"), I discussed a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Company common stock and create two new series of common stock. This recapitalization proposal ("Proposal") was further described in the Proxy Statement sent to you. For the reasons described below, the Company has decided to withdraw the Proposal and related adoption of a new employee incentive plan from consideration at the upcoming Annual Meeting.

     In the course of continuing due diligence and the finalization of the Proxy Statement, the Company was made aware of concerns regarding NASDAQ's interpretation of its voting rights standards as applied to certain features of the Proposal.

     As stated in the Proxy Statement, the Company determined that it would not implement the Proposal if the initial concerns raised by NASDAQ could not be satisfactorily resolved. The Company has subsequently consulted with NASDAQ and the New York Stock Exchange and determined that such concerns are likely to preclude the Company from listing its shares on such exchanges in the future, if the Proposal was implemented.

     The Company's common stock is not listed on NASDAQ or any national exchange, although the Company may apply for listing in the future.

     Although we believe that the Proposal would have provided the Company with additional flexibility for future financings or acquisitions, the long term interests of shareholders and Company are substantially better served by the ability to list, at some point in the future, on NASDAQ or a national exchange.

     Accordingly, at a Special Meeting held today, the Company's Board of Directors adopted a resolution to withdraw the Proposal, and the related proposal to adopt the Fisher Companies Incentive Plan of 1999, from consideration at the upcoming Annual Meeting. These matters, Items 1 and 2 in the Notice of Annual Meeting of Shareholders which accompanies your Proxy Statement, thus will not be submitted for a vote of the Company's shareholders.
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     If you have not already done so, please complete, date, sign and return your Proxy for the Annual Meeting as soon as possible. Although you need not vote on the Proposal or the related adoption of the Fisher Companies Incentive Plan of 1999 (Items 1 and 2 on the Proxy), your vote regarding the election of directors and the ratification of independent accountants is important.

     We look forward to seeing you at the Annual Meeting, which is scheduled for April 29, 1999 at 10:00 a.m. in the United Artists 150 Theater located at 2131 Sixth Avenue in Seattle, Washington.


                                                Sincerely,

                                                /s/ William W. Krippaehne, Jr.